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EXHIBIT 99.2--HEBRON BANCORP'S FORM OF PROXY

                                 REVOCABLE PROXY
                              HEBRON BANCORP, INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                   BOARD OF DIRECTORS OF HEBRON BANCORP, INC.

         The undersigned shareholder of Hebron Bancorp, Inc., an Indiana corporation ("Hebron Bancorp"), hereby nominates, constitutes and appoints ________________ and _____________, or any one of them, as proxy or proxies for the undersigned, each with full power of substitution and resubstitution, to vote all of the shares of Hebron Bancorp which the undersigned is entitled to cast at the special meeting of the Shareholders of Hebron Bancorp to be held at _____ _.m., local time, on May __, 1999, at the Main Office of Hebron Deposit Bank, 2652 North Bend Road, Hebron, Kentucky 41048, and at any adjournments thereof, on the following proposals, all of which are described in the accompanying Proxy Statement-Prospectus:

         1.       Approval of the Plan and Agreement of Merger.

                  [ ] FOR          [ ] AGAINST         [ ] ABSTAIN


         2. Adjournment of the special meeting in the event that a sufficient number of votes necessary to approve the Plan and Agreement of Merger at the special meeting is not received.

                  [ ] FOR          [ ] AGAINST         [ ] ABSTAIN

         3. In their discretion, upon such other matters as may properly come before the special meeting.

         This Revocable Proxy will be voted as directed by the undersigned shareholder. If no direction is given, this Revocable Proxy will be voted FOR proposals 1 and 2.

         All proxies previously given by the undersigned are hereby revoked. Receipt of the Notice of the special meeting of Hebron Bancorp, Inc. and of the accompanying Proxy Statement is hereby acknowledged.

         This Revocable Proxy may be revoked by the undersigned at any time before it is exercised by (i) executing and delivering to Hebron Bancorp a later dated proxy, (ii) attending the special meeting and voting in person, or (iii) giving written notice of revocation to the Secretary of Hebron Bancorp.

NOTE: Please sign your name exactly as it appears on your stock certificate(s). Joint accounts require only one signature. If you are signing this Proxy as an attorney, administrator, agent, corporation, officer, executor, trustee, or guardian, etc., please add your full title to your signature.


                                         ---------------------------------------
                                         Signature

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                                         Print Name

                                         ---------------------------------------
                                         Address

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                                         Dated:___________________, 1999


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. PLEASE DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE U.S.A.